EXHIBIT 99.1

Bay Bank Receives Regulatory Approval for Merger with Hopkins Federal Savings Bank

COLUMBIA, Md., May 31, 2016 (GLOBE NEWSWIRE) -- Bay Bancorp, Inc. (NASDAQ:BYBK), the parent company of Bay Bank, and Hopkins Bancorp, Inc., the parent company of Hopkins Federal Savings Bank, announced today the next step in their merger.  The acquisition by Bay Bancorp., Inc. of Hopkins Bancorp., Inc. and Hopkins Federal Savings Bank has been approved by the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency.  The closing of the transaction is subject to various conditions, including approval by the stockholders of Hopkins Bancorp, Inc.  Subject to the satisfaction or waiver of those conditions, the parties expect to consummate the transaction no later than July 2016.

At that time, the Baltimore-based Hopkins Federal Savings Bank branches in Highlandtown and Pikesville will be rebranded with the Bay Bank name, although the Highlandtown branch will be consolidated with Bay Bank’s Highlandtown branch on July 25, 2016. After a system conversion in late July, all former Hopkins Federal Savings Bank customers will be able to transact business at any of Bay Bank’s 12 branches. Hopkins Federal Savings Bank business and consumer customers will also benefit from additional services, such as mobile banking and deposits, e-statements, robust online banking capabilities and remote deposit service.

“We’re excited to expand to the Pikesville market as a natural extension of our footprint. Bay Bank is committed to the same level of customer care Hopkins Federal Savings Bank customers are accustomed to, while also offering  new products and services to make their banking experience more convenient,” said Bay Bank President and CEO Joseph J. Thomas. “We have established a solid foundation as a premier community bank serving entrepreneurs in the Baltimore Washington corridor, and we look forward to continued growth, both organic and through acquisition.”

Alvin Lapidus, chairman of Hopkins Federal Savings Bank, will serve as Bay Bank’s chairman emeritus, and will help ensure a successful transition and ongoing service to clients.  Once the transaction is closed, Bay Bank will have the fifth largest community bank deposit share in the Baltimore region with assets of approximately $650 million. Since its opening in 2010, Bay Bank has successfully acquired three other community banks—Bay National Bank, Carrollton Bank and Slavie Federal Savings Bank.

About Bay Bank

Bay Bank, FSB is headquartered in Columbia, Maryland, and serves the community with a network of 11 branches strategically located throughout the region. Founded in 2010, the bank has quickly developed a strong reputation for its focus on being the bank built by entrepreneurs, for entrepreneurs. The bank’s parent company, Bay Bancorp, Inc., trades on the NASDAQ Capital Market under the ticker symbol “BYBK.”

Caution Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, risks related to the satisfaction of the conditions to closing the acquisition in the anticipated timeframe or at all, including risks related to the failure to obtain necessary regulatory and Hopkins stockholder approvals and the possibility that the merger does not close, including in circumstances in which Hopkins would be obligated to pay Bay Bancorp, Inc. a termination fee or other expenses and vice versa; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Bay Bancorp, Inc.’s common stock.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.  Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.  Bay Bancorp, Inc. and Hopkins expressly disclaim any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger, Hopkins will mail or otherwise provide to its stockholders a proxy statement regarding the proposed Merger.  BEFORE MAKING ANY VOTING DECISION, HOPKINS’ STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS THAT BAY BANCORP, INC. MAY FILE WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER.

Contact: Lori Mueller
SVP/Director of Marketing
7151 Columbia Gateway Drive Ste A | Columbia, MD 21046
(P) 410-737-7401 | (F) 410-312-5437
LMueller@baybankmd.com